                                                                    EXHIBIT 4.11

                                                                  EXECUTION COPY

           ----------------------------------------------------------

                           CONTINENTAL AIRLINES, INC.,

                                   AS ISSUER,

                                       TO

                                 BANK ONE, N.A.,

                                   AS TRUSTEE

                          5% Convertible Notes due 2023

           ----------------------------------------------------------

                                    INDENTURE

                            Dated as of June 10, 2003

           ----------------------------------------------------------

                             CROSS REFERENCE TABLE*

TIA Section.....................................................     Indenture Section
310(a)(1)......................................................           7.10
   (a)(2)......................................................           7.10
   (a)(3)......................................................           N.A.
   (a)(4)......................................................           N.A.
   (b).........................................................        7.08; 7.10
   (c).........................................................           N.A.
311(a).........................................................           7.11
   (b).........................................................           7.11
   (c).........................................................           N.A.
312(a).........................................................           2.05
   (b).........................................................          12.03
   (c).........................................................          12.03
313(a).........................................................           7.06
   (b)(1)......................................................           N.A.
   (b)(2)......................................................           7.06
   (c).........................................................          12.02
   (d).........................................................           7.06
314(a).........................................................     4.02; 4.03; 14.02
   (b).........................................................           N.A.
   (c)(1)......................................................          12.04
   (c)(2)......................................................          12.04
   (c)(3)......................................................           N.A.
   (d).........................................................           N.A.
   (e).........................................................          12.05
   (f).........................................................           N.A.
315(a).........................................................           7.01
   (b).........................................................        7.05; 14.02
   (c).........................................................           7.01
   (d).........................................................           7.01
   (e).........................................................           6.11
316(a) (last sentence).........................................           2.08
   (a)(1)(A)...................................................           6.05
   (a)(1)(B)...................................................           6.04
   (a)(2)......................................................           N.A.
   (b).........................................................           6.07
317(a)(1)......................................................           6.08
   (a)(2)......................................................           6.09
   (b).........................................................           2.04
318(a).........................................................          12.01

                           N.A. means Not Applicable.

-----------------
* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS*

                                                                                                       PAGE
                                                 ARTICLE 1
                                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions...........................................................................      1
SECTION 1.02 Other Definitions.....................................................................      6
SECTION 1.03 Incorporation by Reference of Trust Indenture Act.....................................      7
SECTION 1.04 Rules of Construction.................................................................      8
SECTION 1.05 Acts of Holders.......................................................................      8

                                                 ARTICLE 2
                                               THE SECURITIES

SECTION 2.01 Form and Dating.......................................................................      9
SECTION 2.02 Execution and Authentication..........................................................     12
SECTION 2.03 Registrar, Paying Agent and Conversion Agent..........................................     12
SECTION 2.04 Paying Agent to Hold Money and Securities in Trust....................................     13
SECTION 2.05 Securityholder Lists..................................................................     13
SECTION 2.06 Transfer and Exchange.................................................................     13
SECTION 2.07 Replacement Securities................................................................     15
SECTION 2.08 Outstanding Securities; Determinations of Holders' Action.............................     15
SECTION 2.09 Temporary Securities..................................................................     16
SECTION 2.10 Cancellation..........................................................................     16
SECTION 2.11 Persons Deemed Owners.................................................................     17
SECTION 2.12 Global Securities.....................................................................     17
SECTION 2.13 CUSIP Numbers.........................................................................     21

                                                 ARTICLE 3
                                         REDEMPTION AND REPURCHASES

SECTION 3.01 Right to Redeem; Notices to Trustee...................................................     22
SECTION 3.02 Selection of Securities to Be Redeemed................................................     22
SECTION 3.03 Notice of Redemption..................................................................     22
SECTION 3.04 Effect of Notice of Redemption........................................................     23
SECTION 3.05 Deposit of Redemption Price...........................................................     23
SECTION 3.06 Securities Redeemed in Part...........................................................     24
SECTION 3.07 Conversion Arrangement on Call for Redemption on Specified Dates......................     24
SECTION 3.08 Repurchase of Securities at Option of the Holder on Specified Dates...................     24

-----------------
* Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

SECTION 3.09 Company's Right to Elect Manner of Payment of Repurchase Price........................     26
SECTION 3.10 Effect of Repurchase Notice...........................................................     29
SECTION 3.11 Deposit of Repurchase Price...........................................................     30
SECTION 3.12 Securities Repurchased in Part........................................................     30
SECTION 3.13 Repayment to the Company..............................................................     31
SECTION 3.14 Repurchase of Securities at Option of the Holder Upon A Change in Control.............     31
SECTION 3.15 Notices; Method of Exercise of Repurchase Right, Etc. ................................     32

                                                 ARTICLE 4
                                                 COVENANTS

SECTION 4.01 Payment of Securities.................................................................     34
SECTION 4.02 SEC and Other Reports.................................................................     34
SECTION 4.03 Compliance Certificate................................................................     34
SECTION 4.04 Further Instruments and Acts..........................................................     35
SECTION 4.05 Maintenance of Office or Agency.......................................................     35
SECTION 4.06 Delivery of Certain Information.......................................................     35
SECTION 4.07 Covenant to Comply With Securities Laws Upon Purchase of Securities...................     35

                                                 ARTICLE 5
                                CONSOLIDATION, MERGER OR SALE BY THE COMPANY

SECTION 5.01 Consolidation, Merger or Sale of Assets by the Company Permitted......................     37
SECTION 5.02 Successor Corporation Substituted.....................................................     37

                                                 ARTICLE 6
                                           DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.....................................................................     37
SECTION 6.02 Acceleration; Rescission and Annulment................................................     38
SECTION 6.03 Collection of Indebtedness and Suits for Enforcement by Trustee.......................     39
SECTION 6.04 Trustee May File Proofs of Claim......................................................     39
SECTION 6.05 Trustee May Enforce Claims Without Possession of Securities...........................     40
SECTION 6.06 Delay or Omission Not Waiver..........................................................     40
SECTION 6.07 Waiver of Past Defaults...............................................................     40
SECTION 6.08 Control by Majority...................................................................     40
SECTION 6.09 Limitation on Suits by Holders........................................................     41
SECTION 6.10 Rights of Holders to Receive Payment..................................................     41
SECTION 6.11 Application of Money Collected........................................................     41
SECTION 6.12 Restoration of Rights and Remedies....................................................     42
SECTION 6.13 Rights and Remedies Cumulative........................................................     42
SECTION 6.14 Undertaking for Costs.................................................................     42
SECTION 6.15 Waiver of Stay or Extension Laws......................................................     42

                                                 ARTICLE 7
                                                  TRUSTEE

SECTION 7.01 Duties of Trustee.....................................................................     43
SECTION 7.02 Rights of Trustee.....................................................................     44
SECTION 7.03 Individual Rights of Trustee..........................................................     45
SECTION 7.04 Trustee's Disclaimer..................................................................     45
SECTION 7.05 Notice of Defaults....................................................................     45
SECTION 7.06 Reports by Trustee to Holders.........................................................     46
SECTION 7.07 Compensation and Indemnity............................................................     46
SECTION 7.08 Replacement of Trustee................................................................     47
SECTION 7.09 Successor Trustee by Merger...........................................................     47
SECTION 7.10 Eligibility; Disqualification.........................................................     48
SECTION 7.11 Preferential Collection of Claims Against Company.....................................     48

                                                 ARTICLE 8
                                           DISCHARGE OF INDENTURE

SECTION 8.01 Discharge of Liability on Securities..................................................     48
SECTION 8.02 Repayment to the Company..............................................................     48

                                                 ARTICLE 9
                                                 AMENDMENTS

SECTION 9.01 Without Consent of Holders............................................................     48
SECTION 9.02 With Consent of Holders...............................................................     49
SECTION 9.03 Compliance with Trust Indenture Act...................................................     50
SECTION 9.04 Revocation and Effect of Consents, Waivers and Actions................................     50
SECTION 9.05 Notation on or Exchange of Securities.................................................     50
SECTION 9.06 Trustee to Sign Supplemental Indentures...............................................     50
SECTION 9.07 Effect of Supplemental Indentures.....................................................     50

                                                 ARTICLE 10
                                                 CONVERSION

SECTION 10.01 Conversion Privilege.................................................................     51
SECTION 10.02 Conversion Procedure.................................................................     51
SECTION 10.03 Fractional Shares....................................................................     53
SECTION 10.04 Taxes on Conversion..................................................................     53
SECTION 10.05 Company to Provide Stock.............................................................     53
SECTION 10.06 Adjustment of Initial Conversion Price...............................................     53
SECTION 10.07 Notice of Adjustments................................................................     60
SECTION 10.08 Notice of Certain Transactions.......................................................     61
SECTION 10.09 Reorganization of Company; Special Distributions.....................................     61
SECTION 10.10 Company Determination Final..........................................................     62
SECTION 10.11 Trustee's Adjustment Disclaimer......................................................     62
SECTION 10.12 Successive Adjustments...............................................................     62

SECTION 10.13 Company's Right to Elect to Pay Cash or Common Stock.................................     62

                                                 ARTICLE 11
                                            PAYMENT OF INTEREST

SECTION 11.01 Interest Payments....................................................................     63
SECTION 11.02 Defaulted Interest...................................................................     63
SECTION 11.03 Interest Rights Preserved............................................................     64

                                                 ARTICLE 12
                                               MISCELLANEOUS

SECTION 12.01 Trust Indenture Act Controls.........................................................     64
SECTION 12.02 Notices..............................................................................     64
SECTION 12.03 Communication by Holders with Other Holders..........................................     65
SECTION 12.04 Certificate and Opinion as to Conditions Precedent...................................     65
SECTION 12.05 Statements Required in Certificate or Opinion........................................     65
SECTION 12.06 Separability Clause..................................................................     66
SECTION 12.07 Rules by Trustee, Paying Agent, Conversion Agent and Registrar.......................     66
SECTION 12.08 Legal Holidays.......................................................................     66
SECTION 12.09 GOVERNING LAW........................................................................     66
SECTION 12.10 No Recourse Against Others...........................................................     66
SECTION 12.11 Successors...........................................................................     66
SECTION 12.12 Multiple Originals...................................................................     66

                                                  EXHIBITS

Exhibit A-1       Form of Global Security
Exhibit A-2       Form of Certificated Security
Exhibit B         Transfer Certificate

                  INDENTURE, dated as of June 10, 2003, among CONTINENTAL AIRLINES, INC., a Delaware corporation (the "Company"), and BANK ONE, N.A., as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of an issue of 5% Convertible Notes due 2023 (the "Notes") having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Securities, when the Notes are duly executed by the Company and the Notes are authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done. In addition, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. Definitions.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

                  "Business Day" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized to close.

                  "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

                  "Certificated Securities" means any of the Securities that are in the form of the Securities attached hereto as Exhibit A-2.

                  "Change in Control" means:

                  (1)      the occurrence of a Non-Stock Fundamental Change; or

                  (2) the acquisition by any Person (including any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Indenture) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 90% or more of the total voting power of all shares of capital stock of the Company that are entitled to vote generally in elections of directors, unless such beneficial ownership results from, or arises in connection with, a Common Stock Fundamental Change;

provided, however, that a Change in Control shall not be deemed to have occurred if either (a) the Closing Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clause (ii) of this definition) or a period of 10 consecutive Trading Days ending immediately before the Change in Control (in the case of a Change in Control under clause (i) of this definition) shall equal or exceed 105% of the Conversion Price of the Notes in effect on each such Trading Day, or (b) all of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of common stock traded on a national securities exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the Notes become convertible solely into such common stock (excluding cash payments relating to fractional shares).

                  "Closing Sale Price" of Capital Stock on any date means (a) the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the United States principal national securities exchange on which the Capital Stock is traded or, if the Capital Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated or (b) in the absence of such quotation, such price as the Company shall determine on the basis of such quotations as the Company considers appropriate.

                  "Common Stock" shall mean the shares of Class B common stock, $0.01 par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

                  "Common Stock Fundamental Change" means any Fundamental Change in which more than 25% of the value, as determined in good faith by the Board of Directors, of the consideration received by holders of Common Stock consists of common stock that on or prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq Stock Market; provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless either:

                  (1) the Company continues to exist after the occurrence of the Fundamental Change and the Notes continue to exist as outstanding Notes, or

                  (2) not later than the occurrence of such Fundamental Change, the Notes are converted into or exchanged for notes of a corporation succeeding to the business of the Company (whether by operation of law or otherwise), which notes have terms substantially similar to the Notes.

                  "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Company Notice" has the meaning specified in Section 13.3.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at 1111 Polaris Parkway, Suite OH1-0181, Columbus, Ohio 43215, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Company).

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Entitlement Date" means the record date for determination of the holders of Common Stock entitled to receive securities, cash or other property in connection with a Fundamental Change or, if there is no record date, the date on which holders of Common Stock will have the right to receive such securities, cash or other property.

                  "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property. Purchases of Common Stock by the Company pursuant to a stock buyback program shall not constitute a Fundamental Change.

                  "Global Securities" means any of the Securities that are in the form of the Securities attached hereto as Exhibit A-1, and that are deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A and Regulation S under the Securities Act.

                  "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                  "Interest Payment Date" means June 15 and December 15 of each year, commencing December 15, 2003.

                  "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

                  "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

                  "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

                  "Notes" means any of the Company's 5% Convertible Notes due 2023, as amended or supplemented from time to time, issued under this Indenture.

                  "Officer" means the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or Secretary of the Company.

                  "Officer's Certificate" means a certificate signed by an Officer of the Company signing alone, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

                  "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                  "Principal Amount" of each Security means the principal amount as set forth on the face of the Security.

                  "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

                  "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Securities.

                  "Regular Record Date" means each June 1 and December 1 (whether or not a Business Day).

                  "Regulation S" means Regulation S under the Securities Act (or any successor regulation having substantially similar provisions), as it may be amended from time to time.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to administer corporate trust matters or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

                  "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

                  "Rule 144" means Rule 144 under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities" means the Notes.

                  "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

                  "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the final fixed date on which the Principal Amount of such Security is due and payable.

                  "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                  "Trading Day" means:

                  (1) if the applicable security is listed or admitted for trading on The New York Stock Exchange or another national security exchange, a day on which The New York Stock Exchange or such other national security exchange is open for business;

                  (2) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon; or

                  (3) if the applicable security is not so listed, admitted for trading or quoted, a day on which the applicable security is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for such security are available.

                  "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  SECTION 1.02. Other Definitions.

                                                            Defined in
                             Term                            Section
                             ----                            -------
"Act".....................................................   1.05(a)
"Agent Members"...........................................   2.12(f)
"Bankruptcy Law"..........................................   6.01
"Change in Control Notice"................................   3.15(a)
"Change in Control Repurchase Date".......................   3.14
"Change in Control Repurchase Exercise Notice"............   3.15(b)

"Change in Control Repurchase Price"......................   3.14
"Clearstream".............................................   2.01(a)
"Company Repurchase Notice"...............................   3.09(d)
"Company Repurchase Notice Date"..........................   3.09(d)
"Conversion Agent"........................................   2.03
"Conversion Date".........................................  10.02(a)
"Conversion Price"........................................  10.01(a)
"Current Market Price"....................................  10.06(g)
"Custodian"...............................................   6.01
"Defaulted Interest"......................................  11.02
"Depositary"..............................................   2.01(a)
"DTC".....................................................   2.01(a)
"Euroclear"...............................................   2.01(a)
"Event of Default"........................................   6.01
"Exchange Act"............................................   3.09(c)
"Expiration Time".........................................  10.06(f)
"fair market value".......................................  10.06(g)
"Legal Holiday"...........................................  12.08
"Legend"..................................................   2.06(f)
"Notice of Default".......................................   6.01
"Paying Agent"............................................   2.03
"Protected Purchaser".....................................   2.07(b)
"Purchased Shares"........................................  10.06(f)
"QIBs"....................................................   2.01(a)
"Record Date".............................................  10.06(g)
"Registrar"...............................................   2.03
"Repurchase Date".........................................   3.08
"Repurchase Notice".......................................   3.08(a)
"Repurchase Price"........................................   3.08
"Rule 144A Information"...................................   4.06
"Securities Act"..........................................   3.09(c)
"Special Record Date".....................................  11.02(a)
"Trigger Event"...........................................  10.06(c)


                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (a)      a defined term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

                  (c)      "or" is not exclusive;

                  (d)      "including" means including, without limitation; and

                  (e) words in the singular include the plural, and words in the plural include the singular.

                  SECTION 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution (or electronic delivery) thereof. When such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  (c) The ownership of Securities shall be proved by the register maintained by the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture within six months after the record date.

                                   ARTICLE II

                                 THE SECURITIES

                  SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

                  (a) Global Securities. Securities offered and sold within the United States to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A or in offshore transactions in reliance on Regulation S shall be issued, initially in the form of one or more Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary") for the accounts of participants in

DTC (and, in the case of Securities held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear S.A./N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                  (b) Global Securities in General. Except as provided in this Section 2.01, 2.06 or 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, redemptions and conversions.

                  Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                  (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for such Depositary and (c) shall bear legends substantially to the following effect:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS

         REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

                  (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

                  SECTION 2.02. Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer of the Company on the Notes may be manual or facsimile.

                  Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                  The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $175,00,000 upon one or more Company Orders without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

                  The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

                  SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

                  The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

                  The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, not later than 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on June 1 and December 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. (a) Subject to Section
2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

                  Subject to Section 2.12 hereof, at the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

                  The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Change in Control Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

                  (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

                  (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                  (f) If Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibit A-1 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not "restricted" within the meaning of Rule 144. Upon (i) provision of such satisfactory evidence or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use its reasonable best efforts to reinstate the Legend.

                  The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code (a "Protected Purchaser"), the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

                  Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.08. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.10 and delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 6 and 9).

                  If a Security is replaced pursuant to Section 2.07, the replaced Security ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a Protected Purchaser unaware that such Security has been replaced, in which case the replacement security shall be deemed not to be outstanding.

                  If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Repurchase Date or a Change in Control Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Repurchase Date, Change in Control Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest (if any) on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

                  If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest (if any) shall cease to accrue on such Security.

                  SECTION 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and upon Company Order, the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 2.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 11. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee.

                  SECTION 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Repurchase Price or Change in Control Repurchase Price in respect thereof or interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 2.12. Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section
2.06 and Section 2.12(b)(i) below, (B) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and
Section 2.12(b)(i) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Section 2.12(b)(ii) and transfer of a Certificated Security for a Beneficial Interest in a Global Security shall comply with
Section 2.06 and Section 2.12(b)(iii) below.

                  (b) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this Section 2.12(b) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(b) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(b).

                  (i) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                  (A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B;

                  (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                  (C) if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be decreased by the aggregate Principal Amount of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so issued.

                  (ii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                           (x)      to register the transfer of such
                                    Certificated Securities; or

                           (y) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations,

         the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange:

                  (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (B) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or, if being transferred pursuant to clause (1), (2) or (3) below, are accompanied by the additional information and documents specified in each clause, as applicable:

                  (1) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                  (2) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

                  (3) if such Certificated Securities are being transferred pursuant to an exemption from registration (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

                  (iii) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

                  Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (A) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred in accordance with Rule 144A, Regulation S or Rule 144; and

                  (B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be increased by the aggregate Principal Amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a new Global Security in the appropriate Principal Amount.

                  (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the requirement of the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                  (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under paragraph (k) of Rule 144. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company, the Trustee and the Registrar and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee and the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

                  (e)      As used in the preceding two paragraphs of this
Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                  (f) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

                  (1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(b)(i), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) the Company elects to discontinue use of the system of book-entry transfer through DTC (or any successor depositary). Any Global Security exchanged pursuant to clause (i) of this sub-section shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) of this sub-section may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the

         Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                  (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream.

                  SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE III

                           REDEMPTION AND REPURCHASES

                  SECTION 3.01. Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities. Prior to June 18, 2010, the Company cannot redeem the Securities. Beginning on June 18, 2010, the Company may redeem the Securities for cash in whole at any time, or in part from time to time. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed, the Redemption Price and the amount of accrued and unpaid interest, if any, payable on the Redemption Date.

                  The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

                  SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption.

                  Securities and any portions thereof that the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2) the Redemption Price and accrued and unpaid interest, if any, payable on the Redemption Date;

                  (3)      the Conversion Price;

                  (4) the name and address of the Paying Agent and Conversion Agent;

                  (5) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date, even if not otherwise convertible at such time;

                  (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

                  (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued and unpaid interest, if any;

                  (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts of the particular Securities to be redeemed;

                  (9) that, unless the Company defaults in making payment of such Redemption Price and any interest which is due and payable interest (if any) will cease to accrue on and after the Redemption Date;

                  (10)     the CUSIP number of the Securities; and

                  (11)     any other information the Company wants to present.

                  At the Company's request, the Trustee shall give the notice of redemption to Holders in the Company's name and at the Company's expense, provided that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued and unpaid interest, if any, to but not including the date of redemption) stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price (together with accrued and unpaid interest, if any, to but not including the date of redemption) stated in the notice.

                  SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid interest to but not including the date of redemption with respect to, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

                  SECTION 3.07. Conversion Arrangement on Call for Redemption on Specified Dates. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of, and any accrued and unpaid interest with respect to, such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the second Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                  SECTION 3.08. Repurchase of Securities at Option of the Holder on Specified Dates. Securities shall be purchased by the Company pursuant to the terms of the Securities at the option of the Holder on June 15, 2010, June 15, 2013 and June 15, 2018 (each, a "Repurchase Date"), at a purchase price of 100% of the Principal Amount plus any accrued and unpaid interest (the "Repurchase Price"), in each case, to, but excluding, such Repurchase Date, subject to the provisions of Section 3.09. Repurchases of Securities under this Section 3.08 shall be made, at the option of the Holder thereof, upon:

                  (a) delivery to the Paying Agent by a Holder of a written notice (a "Repurchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the applicable relevant Repurchase Date until the close of business on the third Business Day prior to such Repurchase Date stating:

                  (A) the certificate numbers of the Securities, or the appropriate Depository information if the Security is represented by a Global Security, which the Holder will deliver to be purchased,

                  (B) the portion of the Principal Amount of the Securities which the Holder will deliver to be purchased, which portion must be a Principal Amount of $1,000 or an integral multiple thereof,

                  (C) that such Security shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture, and

                  (D) in the event the Company elects, pursuant to Section 3.09, to pay the Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in shares of Common Stock but such portion of the Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Common Stock is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 3.09(c), whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the Securities to which such Repurchase Notice relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Repurchase Price for all Securities (or portions thereof) to which such Repurchase Notice relates; and

                  (b) delivery or book-entry transfer of the Securities to the Paying Agent at any time after delivery of the applicable Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this
Section 3.08 only if the Security so delivered to Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

                  If the Company has elected to pay the Repurchase Price in whole or in part in shares of Common Stock, but is unable to deliver the shares of Common Stock, a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, may elect to withdraw the Repurchase Notice or to receive cash. If a Holder fails to indicate in its Repurchase Notice its election to receive cash or Common Stock, the Holder shall be deemed to have elected to receive cash in respect of the entire Repurchase Price for all Securities subject to such Repurchase Notice.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security, if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this
Section 3.08 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

                  SECTION 3.09. Company's Right to Elect Manner of Payment of Repurchase Price. (a) The Securities to be repurchased on any Repurchase Date pursuant to Section 3.08 may be paid for, in whole or in part, at the election of the Company, in cash or Common Stock or any combination of cash and Common Stock, subject to the conditions set forth in Sections 3.09(c) and (d). The Company shall designate, in the Company Repurchase Notice delivered pursuant to
Section 3.09(d), whether the Company will repurchase the Securities for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Repurchase Price of Securities in respect of which it will pay in cash or shares of Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are repurchased pursuant to Section 3.08 shall receive the same percentage of cash or shares of Common Stock in payment of the Repurchase Price for such Securities, except with regard to the payment of cash in lieu of fractional shares of Common Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Repurchase Notice to Holders except pursuant to Section 3.09(c) in the event of a failure to satisfy, prior to the close of business on the Business Day immediately preceding the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in shares of Common Stock.

                  At least three Business Days before each Company Repurchase Notice Date, the Company shall deliver an Officer's Certificate to the Trustee specifying:

                  (i)      the manner of payment selected by the Company,

                  (ii) the information required by Section 3.09(d) in the Company Repurchase Notice,

                  (iii) if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 3.09(c) have been or will be complied with, and

                  (iv) whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 3.09(d).

                  (b) At the option of the Company, the Repurchase Price of Securities in respect of which a Repurchase Notice pursuant to Section 3.08 has been given, or a specified percentage thereof, may be paid by the Company with cash.

                  (c) At the option of the Company, the Repurchase Price of Securities in respect of which a Repurchase Notice pursuant to Section 3.08 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Repurchase Price to be paid in shares of Common Stock by (ii) 97.5% of the average of the Closing Sale Price of the shares of Common Stock for the five consecutive Trading Days immediately preceding but ending on the third Business Day prior to the applicable Repurchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such five Trading Day period and ending on the Repurchase Date, of any event described in Section 10.09, subject to the next succeeding paragraph.

                  The Company will not issue fractional shares of Common Stock in payment of the Repurchase Price. Instead, the Company will pay cash based on the Closing Sale Price as of the applicable Repurchase Date for all fractional shares. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate Principal Amount of Securities to be purchased.

                  The Company's right to exercise its election to purchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

                  (i) the Company's giving a timely Company Repurchase Notice containing an election to purchase all or a specified percentage of the Securities with shares of Common Stock as provided herein;

                  (ii) the registration of such shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), and Securities Exchange Act of 1934, as amended (the "Exchange Act"), if required;

                  (iii) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association, in each case, if the Common Stock is then listed on a national securities exchange or quoted in an inter-dealer quotation system;

                  (iv) any necessary qualification or registration of such shares of Common Stock under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (v) the receipt by the Trustee of an (A) Officer's Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (B) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Repurchase Price in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights under applicable state law or known material contracts and (C) an Officer's Certificate, stating that the conditions to the issuance of the shares of Common Stock have been satisfied.

                  Such Officer's Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Closing Price of a share of Common Stock on each Trading Day during the period commencing on the fifth Trading Day immediately preceding but ending on the third Business Day prior to the applicable Repurchase Date. If the foregoing conditions are not satisfied prior to the close of business on the last day prior to the Repurchase Date and the Company has elected to repurchase the Securities through the issuance of shares of Common Stock, the Company shall pay the entire Repurchase Price of the Securities in cash.

                  Promptly after determination of the actual number of shares of Common Stock to be issued upon repurchase of Securities, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's website or through such other public medium as the Company may use at that time.

                  (d) In connection with any repurchase of Securities, the Company shall, no less than 20 Business Days prior to each Repurchase Date (the "Company Repurchase Notice Date"), give notice to Holders (with a copy to the Trustee) setting forth information specified in this Section 3.09(d) (the "Company Repurchase Notice").

                  Each Company Repurchase Notice shall:

                  (1) state the Repurchase Price and the Repurchase Date to which the Company Repurchase Notice relates;

                  (2) state whether the Repurchase Price will be paid in cash, shares of Common Stock or a combination thereof, specifying the percentage of each;

                  (3) if shares of Common Stock will be used to pay all or part of the Repurchase Price, state:

                  (A) the method for valuing the shares of Common Stock to be delivered in connection with the repurchase; and

                  (B) that Holders of the Securities will bear the market risk with respect to the value of the shares of Common Stock to be delivered from the date the number of shares is determined;

                  (4)      include a form of Repurchase Notice;

                  (5)      the Conversion Price;

                  (6)      state the name and address of the Conversion Agent;

                  (7) state that Securities must be surrendered to the Paying Agent to collect the Repurchase Price;

                  (8) if the Securities are then convertible, state that Securities as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture; and

                  (9)      state the CUSIP number of the Securities.

         Company Repurchase Notices may be given by the Company or, at the Company's request, the Trustee shall give such Company Repurchase Notice in the Company's name and at the Company's expense.

                  (e) All shares of Common Stock delivered upon repurchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

                  (f) If a Holder of a repurchased Security is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  (g) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the Holders of Securities.

                  SECTION 3.10. Effect of Repurchase Notice. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.08, the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to receipt by the Paying Agent of cash, shares of Common Stock or a combination thereof from the Company as provided in
Section 3.11 and receipt by the Paying Agent of Securities from the Holders thereof, promptly following the later of (x) the Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 3.08) and
(y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08. Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

                  A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, specifying:

                  (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Security in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

                  (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the Principal Amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of
Section 3.08(a)(D).

                  SECTION 3.11. Deposit of Repurchase Price. Prior to 10:00 a.m. (New York City Time) on the Business Day following the Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, or a combination of cash and Common Stock, sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof that are to be purchased as of the Repurchase Date.

                  As soon as practicable after the Repurchase Date the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Repurchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a Holder of record of Common Stock on the Business Day following the Repurchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Repurchase Date.

                  SECTION 3.12. Securities Repurchased in Part. Upon presentation of any Security repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of any authorized denomination, in aggregate Principal Amount equal to the unrepurchased portion of the Securities presented.

                  SECTION 3.13. Repayment to the Company. The Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Repurchase Price; provided that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to
Section 3.11 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

                  SECTION 3.14. Repurchase of Securities at Option of the Holder Upon A Change in Control. In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof, on the date (the "Change in Control Repurchase Date") that is 45 days after the date of the Change in Control Notice (as defined in Section 3.15(a)) at a purchase price equal to 100% of the principal amount of the Notes to be repurchased (the "Change in Control Repurchase Price") plus interest, if any, accrued but unpaid to, but excluding, the Change in Control Repurchase Date; provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such on the relevant Regular Record Date. In the event that the Change in Control Repurchase Date is a date between a Regular Record Date and the corresponding Interest Payment Date, the Company shall pay interest on the Notes being repurchased to the Holder who surrenders such Notes for repurchase. Any reference herein, in any context, to the principal of any Note as of any time, shall be deemed to include a reference to the Change in Control Repurchase Price payable in respect of such Note to the extent that such Change in Control Repurchase Price is, was or would be so payable at such time, and express mention of the Change in Control Repurchase Price in any provision hereof shall not be construed as excluding the Change in Control Repurchase Price in such provision when such express mention is not made.

                  SECTION 3.15. Notices; Method of Exercising Repurchase Right, Etc. (a) Unless the Company shall have theretofore called for redemption all of the Notes, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company, the Trustee, shall give to all Holders of Notes, notice (the "Change in Control Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. If the Company gives such Change in Control Notice to Holders, it shall also give such Change in Control Notice to the Trustee.

                  Each Change in Control Notice shall describe such Change in Control, shall state that as a result of the occurrence of such Change in Control the Holder has the right to require the Company to repurchase the Holder's Notes in whole or in part and shall state:

                  (i)      the Change in Control Repurchase Date,

                  (ii) the date by which the repurchase right must be exercised pursuant to Section 3.15(b),

                  (iii)    the Change in Control Repurchase Price,

                  (iv) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Notes are to be surrendered for payment of the Change in Control Repurchase Price and accrued and unpaid interest, if any, to, but excluding, the Change in Control Repurchase Date,

                  (v) that on the Change in Control Repurchase Date the Change in Control Repurchase Price, and accrued and unpaid interest, if any, will become due and payable upon each such Note designated by the Holder to be repurchased (unless such Holder exercises its right to convert such Note pursuant to Article 10 of this Indenture), and that interest thereon shall cease to accrue on and after said date with respect to any Note designated by the Holder to be repurchased,

                  (vi) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place or places where such Notes may be surrendered for conversion, and

                  (vii)    the place or places that the notice described in
         Section 3.15(b) shall be delivered, and the form of such notice.

                  No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

                  If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

                  (b) To exercise a repurchase right, a Holder shall deliver to the Trustee or any Paying Agent on or before the 30th day after the date of the Change in Control Notice (i) written notice of the Holder's exercise of such right (a "Change in Control Repurchase Exercise Notice"), which notice shall set forth the name of the Holder, the certificate number of the Notes to be repurchased (and, if any Note is to repurchased in part, the portion of the principal amount thereof to be repurchased (which portion must be a Principal Amount of $1,000 or an integral multiple thereof) and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered and a statement that an election to exercise the repurchase right pursuant to this Section 3.15(b) is being made thereby with respect to the Notes so specified for repurchase in such notice and (ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the applicable Change in Control Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Change in Control Repurchase Price therefor; provided that such Change in Control Repurchase Price shall be so paid pursuant to this
Section 3.15 only if the Note so delivered to Paying Agent shall conform in all respects to the description thereof in the related Change in Control Repurchase Exercise Notice. Securities in respect of which a

Change in Control Repurchase Exercise Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Change in Control Repurchase Exercise Notice unless such Change in Control Repurchase Exercise Notice has first been validly withdrawn.

                  A Change in Control Repurchase Exercise Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Repurchase Date, specifying:

                  (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Security in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

                  (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the Principal Amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Repurchase Exercise Notice or written notice of withdrawal thereof.

                  (c) If the Holder of a Note exercises a repurchase right in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee or the Paying Agent the Change in Control Repurchase Price in cash for payment to such Holder on the Change in Control Repurchase Date together with accrued and unpaid interest, if any, to but excluding the Change in Control Repurchase Date payable with respect to the Notes as to which such Holder has exercised the repurchase right; provided, however, that installments of interest that mature on or prior to the Change in Control Repurchase Date shall be payable in cash to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date, in each case according to the terms and provisions of Article Three of the Indenture.

                  (d) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Change in Control Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Change in Control Repurchase Date at the rate of 5% per annum.

                  (e) With respect to any Note which is to be repurchased only in part, the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

                  (f) Any purchase by the Company contemplated pursuant to the provisions of this Section shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Repurchase Date and the time of the book-entry transfer or delivery of the Note.

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. The Principal Amount, Redemption Price, Repurchase Price, Change in Control Repurchase Price, and interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Repurchase Price or Change in Control Repurchase Price, on the Business Day following the applicable Repurchase Date or Change in Control Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

                  The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of interest.

                  SECTION 4.02. SEC and Other Reports. If requested by the Trustee, the Company shall deliver to the Trustee, within 30 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                  SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2003) an Officer's Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  SECTION 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of Bank One, N.A., located at 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041 (Attention: Corporate Trust Administration), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

                  SECTION 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or shares of Common Stock which are restricted securities issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                  SECTION 4.07. Covenant to Comply With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.15 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall to the extent applicable (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and

(iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.15 to be exercised in the time and in the manner specified in Sections 3.08 and 3.15.

                                    ARTICLE V

                  CONSOLIDATION, MERGER OR SALE BY THE COMPANY

                  SECTION 5.01. Consolidation, Merger or Sale of Assets by the Company Permitted. The Company may not merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, unless (i)(A) in the case of a merger or consolidation, the Company is the surviving corporation or (B) in the case of a merger or consolidation where the Company is not the surviving corporation and in the case of any such sale, conveyance or other disposition, the resulting, successor or acquiring Person is a corporation organized and existing under the laws of the United States, any State or the District of Columbia and such corporation expressly assumes by supplemental indenture all the obligations of the Company under the Securities and any coupons appertaining thereto and under this Indenture, (ii) immediately thereafter, giving effect to such merger or consolidation, or such sale, conveyance, transfer, lease or other disposition (including any indebtedness directly or indirectly incurred or anticipated to be incurred in connection with or in respect of such transactions), no Default or Event of Default shall have occurred and be continuing and (iii) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger or consolidation, or such sale, conveyance, transfer, lease or other disposition, complies with this Article and that all conditions precedent relating to such transaction have been complied with as herein provided.

                  SECTION 5.02. Successor Corporation Substituted. Upon any merger or consolidation of the Company with or into any other corporation or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any other Person, the successor corporation formed by such consolidation or into which the Company is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  SECTION 6.01. Events of Default. An "Event of Default" occurs with respect to the Securities if (regardless of the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) the Company defaults in the payment of any interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the Principal Amount, Redemption Price, Repurchase Price or Change in Control Repurchase Price on any Security when the same becomes due and payable;

                  (3) the Company defaults in the performance of, or breaches, any covenant or warranty of the Company in this Indenture with respect to any Security (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (4) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or

                  (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in any involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company and the order or decree remains unstayed and in effect for 90 days.

                  The term "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  SECTION 6.02. Acceleration; Rescission and Annulment. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Principal Amount of all Securities, by written notice to the Company (and, if given by the Holders, to the Trustee), may declare the principal of all the Securities to be due and payable and upon any such declaration such principal shall be immediately due and payable.

                  At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 6 provided, the Holders of a majority in aggregate Principal Amount of the Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all existing Defaults and Events of Default with respect to Securities, other than the non-payment of the principal of the Securities that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.07. No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  SECTION 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that, if:

                  (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of any Security at Stated Maturity and such default continues for a period of 10 days,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium, if any, and on any overdue interest, at the rate or rates prescribed therefor in such Securities, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities wherever situated.

                  If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 6.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the federal bankruptcy laws, as now or hereafter constituted, relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of such Securities allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                  SECTION 6.06. Delay or Omission Not Waiver. No delay or omission by the Trustee or any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 6.07. Waiver of Past Defaults. The Holders of not less than a majority in aggregate Principal Amount of the Securities, by notice to the Trustee, may waive on behalf of the Holders of the Securities a past Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Security or (ii) in respect of a covenant or provision hereof which pursuant to Section 9.01 cannot be amended or modified without the consent of the Holders of adversely affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                  SECTION 6.08. Control by Majority. The Holders of not less than a majority in aggregate Principal Amount of the Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, (ii) subject to Section 7.01, the Trustee may refuse to follow any direction that would in the good faith judgment of the Trustee have a substantial likelihood of involving the Trustee in personal liability and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 6.09. Limitation on Suits by Holders. No Holder of the Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

                  (2) the Holders of at least 25% in aggregate Principal Amount of the Securities have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any loss, cost, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

                  (4) the Trustee for 60 days after its receipt of such notice, request and the offer of indemnity has failed to institute any such proceedings; and

                  (5) during such 60-day period, the Holders of a majority in aggregate Principal Amount of the Securities have not given to the Trustee a direction inconsistent with such written request.

                  No one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. For the protection and enforcement of the provisions of this Section 6.09, each and every Holder of the Securities and the Trustee shall be entitled to such relief as can be given at law or in equity.

                  SECTION 6.10. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of the Notes to receive payment of principal of, premium, if any, and, subject to Section 2.06, interest, if any, on the Notes, on or after due dates therefor (or, in case of redemption or repurchase, on the relevant redemption or repurchase dates) shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.11. Application of Money Collected. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: to Holders of Securities in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Securities for principal of, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, if any, respectively; and

                  Third:  to the Person or Persons entitled thereto.

                  SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided in Section 2.07 with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or by the Trustee.

                  SECTION 6.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1),
315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this
Section 7.01.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                  SECTION 7.02. Rights of Trustee. Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to said Section 7.01, subject also to its duties and responsibilities under the TIA:

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

                  (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

                  (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

                  (k) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after such Responsible Officer obtains knowledge of such Default unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

                  SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company agrees:

                  (a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  To secure the Company's payment obligations in this Section 7.07, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee except that held in trust to pay the Redemption Price, Repurchase Price, Change in Control Redemption Price, or interest, if any, as the case may be, on particular Securities.

                  The Company's payment obligations pursuant to this Section
7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

                  SECTION 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent cash or, if expressly permitted by the terms of the Securities or the Indenture, Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and Opinion of Counsel and at the cost and expense of the Company.

                  SECTION 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company, upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE IX

                                   AMENDMENTS

                  SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

                  (1) to evidence the succession of another entity to the Company and the assumption of the Company's covenants by a successor; or

                  (2) to surrender any right or power conferred upon the Company and the Trustee; or

                  (3) to add any additional Events of Default for the Notes; or

                  (4) to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company; or

                  (5) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of the Notes in bearer or global form; or

                  (6)      to provide security for the Notes; or

                  (7)      to establish the form of the Notes pursuant to
         Section 2.01, Section 2.09 or Section 2.12; or

                  (8)      to provide for the issuance of bearer securities; or

                  (9) to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

                  (10) to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of Holders of any Security; or

                  (11) to cure any ambiguity, omission, defect or inconsistency.

                  SECTION 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

                  (1) reduce the percentage in Principal Amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the Principal Amount of any Security or interest on any Security;

                  (3) reduce the Redemption Price, Repurchase Price or Change in Control Repurchase Price of any Security;

                  (4) make any Security payable in money or securities other than that stated in the Security;

                  (5) make any change in Article 10 of the Indenture, or this Section 9.02, except to increase any percentage set forth therein;

                  (6) make any change that adversely affects the right to convert any Security;

                  (7) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture; or

                  (8) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

                  SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, consent, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the amendment, consent, waiver or other action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date as of which the amendment, consent, waiver or action is made effective. After an amendment, consent, waiver or action becomes effective, it shall bind every Securityholder.

                  SECTION 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                  SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this
Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 14.04, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE X

                                   CONVERSION

                  SECTION 10.01. Conversion Privilege. (a) A Holder of a Security may convert such Security into shares of Common Stock at any time during the periods and subject to the conditions stated in paragraph 8 of the Securities, subject to the provisions of this Article 10. The number of shares of Common Stock to be delivered upon conversion of a Security per $1,000 of Principal Amount thereof shall be equal to $1,000 divided by $20.00 (such amount, as adjusted pursuant to this Article 10, the "Conversion Price"). The Conversion Price shall initially be $20.00 and shall be adjusted as set forth in this Article 10 and in accordance with the provisions of paragraph 8 of the Securities.

                  (b) A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

                  (c) The Company shall determine on a daily basis whether the Securities shall be convertible as a result of the occurrence of an event specified in paragraph 8 of the Security and, if the Securities shall be convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Securities shall become convertible pursuant to the foregoing condition, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided under this Indenture, and the Company shall also publicly announce such information and publish it on the Company's website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

                  SECTION 10.02. Conversion Procedure. (a) To convert a Security, all of the requirements in paragraph 8 of the Securities must be satisfied. The date on which all those requirements are satisfied is the conversion date (the "Conversion Date"). Following the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent, subject to and in accordance with Section 10.13, a certificate for the number of full shares of Common Stock issuable upon the conversion (or, at the option of the Company as set forth in Section 10.13, cash in lieu thereof) and cash in lieu of any fractional share determined pursuant to Section 10.03. The Company shall determine such full number of shares and the amounts of the required cash with respect to any fractional share, and shall set forth such information in an Officer's Certificate delivered to the Conversion Agent. The Conversion Agent shall have no duties under this paragraph unless and until it has received such certificate.

                  (b) The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

                  (c) Holders may surrender a Security for conversion by means of book-entry delivery in accordance with paragraph 8 of the Security and the regulations of the applicable book-entry facility.

                  (d) No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 10. On conversion of a Security, accrued but unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof. Notwithstanding the foregoing, accrued and unpaid interest will be payable upon conversion of Securities made concurrently with or after acceleration of Securities following an Event of Default.

                  (e) If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon conversion shall be based on the aggregate Principal Amount of the Securities converted.

                  (f) Subject to the satisfaction of the requirements for conversion set forth in paragraph 8 of the Security and subject to the provisions of Section 3.08 and Section 3.15(b) relating to the withdrawal of a Repurchase Notice or Change in Control Repurchase Exercise Notice, as the case may be, (i) a Security surrendered for conversion pursuant to the provisions under the caption "Conversion Based on the Price of the Common Stock" set forth in paragraph 8 of the Security may be surrendered for conversion until the close of business on the Business Day immediately preceding the Stated Maturity, (ii) a Security being called for redemption may be surrendered for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, even if it is not otherwise convertible at such time, and
(iii) a Security surrendered for conversion based on the provisions under the caption "Conversion Based on the Trading Price of Securities" set forth in paragraph 8 of the Security may be surrendered for conversion only on the dates specified therein, (iv) a Security surrendered for conversion based on the provisions under the caption "Conversion Upon Certain Distributions" set forth in paragraph 8 of the Security may be surrendered for conversion only on the dates specified therein, and (v) a Security surrendered for conversion based on the provision under the caption "Conversion Upon Occurrence of Certain Corporate Transactions" set forth in paragraph 8 of the Security may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual date of such transaction, and if such day is not a Business Day, the next occurring Business Day following such day.

                  (g) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

                  SECTION 10.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the per share Closing Sale Price of the Common Stock, on the last Trading Day prior to the Conversion Date, by the fractional amount and rounding the product to the nearest whole cent.

                  SECTION 10.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name and any income tax which is imposed on the Holder as a result of the conversion. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Company from any tax withholding or directing the withholding of any tax required by law or regulations.

                  SECTION 10.05. Company to Provide Stock. (a) The Company shall, prior to issuance of any Securities under this Article 10, and from time to time as may be necessary, reserve out of its authorized Common Stock that is not outstanding a sufficient number of shares of Common Stock to permit the conversion of the Securities.

                  (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

                  SECTION 10.06. Adjustment of Initial Conversion Price. The Conversion Price shall be subject to adjustments, calculated by the Company, from time to time as follows:

                  (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 10.06(g)) fixed for such determination, and

                  (ii) the denominator of which shall be the sum of such number of shares referenced in clause (i) immediately above and the total number of shares constituting such dividend or other distribution.

                  Such reduction shall become effective immediately after the opening of business on the day following the Record Date for such dividend or other distribution. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 10.06(d)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 10.06(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

                  Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into

Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

                  (x) are deemed to be transferred with such shares of Common Stock;

                  (y)      are not exercisable; and

                  (z) are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed (and no adjustment to the Conversion Price will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion
Price:

                  (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

                  (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                  (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, securities or capital stock (including dividends or other distributions of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company), cash or other assets, excluding (1) any dividend or distribution to which Section 10.06(a) applies, (2) any rights or warrants referred to in Section 10.06(c),
(3) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.06(b) or Section 10.09 of this Indenture applies and (4) dividends and distributions paid exclusively in cash, then, in each such case, unless otherwise provided in this Section 10.06(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 10.06(g)) with respect to such distribution by a fraction:

                  (i) the numerator of which shall be the Current Market Price (determined as provided in Section 10.06(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution filed with the Trustee) on such date of the portion of the evidence of indebtedness, security, capital stock, cash or other assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date), and

                  (ii) the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such dividend or other distribution. However, in the event that the then fair market value (as so determined) of the portion of the assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of assets such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared except that, with respect to any dividend or distribution consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company that is listed or quoted on the New York Stock Exchange or other national or regional exchange or market, such reduction will be effective immediately prior to the opening of business on the day following the determination of the fair market value of such securities as provided in Section 10.06(g).

                  (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.09 of this Indenture applies or as part of a distribution referred to in Section 10.06(d) of this Indenture), in an aggregate amount that, combined together with:

                  (1) the aggregate amount of any other such distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10.06(e) has been made, and

                  (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution filed with the Trustee) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 10.06(f) of this Indenture has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in Section 10.06(g)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, unless otherwise provided in this Section 10.06(e), immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

                  (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
         (x) the excess of such combined amount over such 12.5% divided by (y) the number of shares of Common Stock outstanding on the Record Date, and

                  (ii) the denominator of which shall be equal to the Current Market Price on such date.

                  However, in the event that the excess of such combined amount over such 12.5% applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

                  (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution filed with the Trustee), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 10.06(f) has been made, and

                  (2) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 10.06(e) has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in Section 10.06(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the date of the Expiration Time, and

                  (ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to the stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the date of the Expiration Time.

                  Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this
Section 10.06(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this
Section 10.06(f). Notwithstanding the foregoing, purchases pursuant to a stock buyback program shall not constitute a tender offer for such purposes.

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

                  (g) For purposes of this Section 10.06, the following terms shall have the meanings indicated:

                  (i) "Current Market Price" means the average of the daily Closing Prices per share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex" date, when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

                  (ii) "fair market value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction; provided that, for purposes of Section 10.06(d), with respect to any dividend or distribution consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company that is listed or quoted on the New York Stock Exchange or other national or regional stock exchange or market, "fair market value" shall mean the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those securities distributed for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange or other national or regional exchange or market on which such securities are then listed or quoted.

                  (iii) "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 10.06(a), (b), (c),
(d), (e) or (f) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided,

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

however, that any adjustments which by reason of this Section 10.06(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest shall not accrue on the cash.

                  (j) In any case in which this Section 10.06 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.03 of this Indenture.

                  (k) For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, other than Common Stock issued in respect of Common Stock.

                  (l) If the distribution date for the rights provided in the Company's rights agreement, if any, occurs prior to the date a Note is converted, the Holder of the Note who converts such Note after the distribution date shall not be entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion (unless the Company elects to issue such rights to such Holder); provided, however, that an adjustment shall be made to the Conversion Price pursuant to clause 10.06(c) as if the rights were being distributed to the common stockholders of the Company immediately prior to such conversion (unless the Company elects to issues such rights to such Holder). If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

                  SECTION 10.07. Notice of Adjustments. Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 10.04(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and the Conversion Agent if other than the Trustee an Officer's Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officer's Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

                  SECTION 10.08. Notice of Certain Transactions. If:

                  (a) the Company takes any action that would require an adjustment in the Conversion Price pursuant to Sections 10.06(a), (b), (c), (d),
(e) or (f); or

                  (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.09; or

                  (c)      there is a liquidation or dissolution of the Company;

                  then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                  SECTION 10.09. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Article 5 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, property or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

                  The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

                  If any such transaction constitutes a Change in Control, the Notes shall cease to be convertible after the fifteenth day following the transaction giving rise to such Fundamental Change.

                  If this Section applies, none of Section 10.06(a), Section 10.06(b) or Section 10.06(c) applies.

                  If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that would otherwise result in an adjustment in the Conversion Price pursuant to the provisions of Section 10.06(d), then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

                  SECTION 10.10. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 10.03,
Section 10.06, Section 10.09 or Section 10.12 is conclusive.

                  SECTION 10.11. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.09 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article 10. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section
10.11 as the Trustee.

                  SECTION 10.12. Successive Adjustments. After an adjustment to the Conversion Price under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Price as so adjusted.

                  SECTION 10.13. Company's Right to Elect to Pay Cash or Common Stock. In lieu of delivery of Common Stock upon notice of conversion of any Securities, the Company may elect to pay holders surrendering Securities an amount in cash per $1,000 Principal Amount per Security equal to the average of the Closing Sale Prices of Common Stock for the five consecutive Trading Days immediately following either (a) the date of notice of election to deliver cash as described below if the Company has not given notice of redemption, or (b) the conversion date, in the case of conversion following the notice of redemption specifying that the Company intends to deliver cash upon conversion, in either case multiplied by the Conversion Price in effect on that date. The Company will inform the holders through the Trustee no later than two Business Days following the Conversion Date of its election to deliver shares of Common Stock or to pay cash in lieu of delivery of Common Stock, unless the Company has already informed holders of its election in connection with its optional redemption of the Securities pursuant to Section 3.01 herein. If the Company elects to deliver all of such payment in Common Stock, the Common Stock will be delivered through the Conversion Agent no later than the fifth Business Day following the Conversion Date. If the Company elects to pay all or a portion of such payment in cash, the payment, including any delivery of Common Stock, will be made to holders surrendering Securities no later than the tenth Business Day following the applicable Conversion Date. If an Event of Default (other than a default in a cash payment upon conversion of the Securities) has occurred and is continuing, the Company may not pay cash upon conversion of any Security or portion of a Security (other than cash for fractional shares).

                                   ARTICLE XI

                               PAYMENT OF INTEREST

                  SECTION 11.01. Interest Payments. Interest on any Security that is payable, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of semiannual interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or accrual date, as the case may be, or, if no such instructions have been received, by check drawn on a bank in New York City mailed to the payee at its address set forth on the Registrar's books. In the case of a permanent Global Security, semiannual interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

                  SECTION 11.02. Defaulted Interest. Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  SECTION 11.03. Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to quarterly interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 12.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or delivery by courier guaranteeing overnight delivery or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

                  if to the Company:

                       Continental Airlines, Inc.
                       2700 Lone Oak Parkway
                       Eagan, Minnesota 55121
                       Attention: Chief Financial Officer
                       Fax: (713) 324-5931
                       Attention: General Counsel
                       Fax: (713) 324-5161

                       with a copy of any notice given pursuant to Article 6 to:

                       Vinson & Elkins LLP
                       2300 First Tower City
                       1001 Fannin Street

                       Houston, Texas 77002
                       Attention: Kevin Lewis
                       Fax: (713) 615-5967

                  if to the Trustee:

                       Bank One, N.A.
                       1111 Polaris Parkway, Suite OH1-0181
                       Columbus, Ohio 43215
                       Attention: Corporate Trust Administration
                       Fax: 614-248-5195

                  The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

                  SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee if reasonably requested:

                  (1) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.05. Statements Required in Certificate or Opinion. Each Officer's Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include to the extent required by the Trustee:

                  (1) a statement that each person making such Officer's Certificate or Opinion of Counsel has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

                  (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  SECTION 12.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.08. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue for the intervening period.

                  SECTION 12.09. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

                  SECTION 12.10. No Recourse Against Others. A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One originally signed copy is enough to prove this Indenture.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                           CONTINENTAL AIRLINES INC.

                                           By:   /S/ Jennifer L. Vogel
                                               ---------------------------------
                                               Name: Jennifer L. Vogel
                                               Title: Vice President and General
                                                      Counsel

                                           BANK ONE, N.A.

                                           By:  /S/ David B. Knox
                                              ----------------------------------
                                               Name: David Knox
                                               Title: Vice President

                                   EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT;
(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL

                                     A-1-1

ISSUANCE OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

         THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                     A-1-2

                           CONTINENTAL AIRLINES, INC.
                          5% Convertible Note due 2023

No. A-1                                                       CUSIP: 210795 PH 7
Issue Date: June 10, 2003                          Principal Amount: $__________
Issue Price: $1,000.00
(for each $1,000
Principal Amount)

         CONTINENTAL AIRLINES, INC., a Delaware corporation, for value received, hereby promises to pay to Cede & Co. or its registered assigns, on June 15, 2023, the principal sum of _______________________ DOLLARS ($________) or such greater or lesser amount as is indicated on the Schedule of Exchanges attached hereto.

         Interest Payment Dates: June 15 and December 15, commencing December 15, 2003 Regular Record Dates: June 1 and December 1

         Additional provisions of this Security are set forth on the other side of this Security.

                                     A-1-3

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: June 10, 2003

                                           CONTINENTAL AIRLINES INC.

                                           By:__________________________________
                                               Name: Jennifer L. Vogel
                                               Title: Vice President and General
                                                      Counsel

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

This is one of the 5% Convertible Notes due 2023 issued under the within-named Indenture.

Bank One, N.A.,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:________________________
     Authorized Officer

Dated: June 10, 2003

                                     A-1-4

                         [FORM OF REVERSE SIDE OF NOTE]
                          5% Convertible Note due 2023

   1.    Interest.

         The Company promises to pay interest in cash on the Principal Amount of this Note at the rate of 5% per year from the Issue Date, or from the most recent date to which interest has been paid or provided for. During such period, the Company will pay interest semiannually in arrears on each Interest Payment Date, commencing on December 15, 2003, to Holders of record at the close of business on each Regular Record Date immediately preceding such Interest Payment Date. Each payment of interest on the Securities will include interest accrued through the day immediately preceding the most recent Interest Payment Date (or the Repurchase Date, Redemption Date, Change in Control Repurchase Date or, in certain circumstances, the Conversion Date, as the case may be). Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

         If installments of interest due hereon are not paid when due in accordance with the preceding paragraph, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at 5% per year, as the case may be, in effect following the date such overdue amount was due, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

         Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

   2.    Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Principal Amount, Redemption Price, Change in Control Repurchase Price, Repurchase Price and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. In addition, the Company will pay interest from the Issue Date as more fully described in paragraph 1 hereof. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

   3.    Paying Agent, Conversion Agent and Registrar.

         Initially, Bank One, N.A. (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent and

                                     A-1-5

Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

   4.    Indenture.

         The Company issued the Securities pursuant to an Indenture dated as of June 10, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Securities themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are unsecured and unsubordinated obligations of the Company limited to $175,000,000 aggregate Principal Amount (subject to Section
2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

   5.    Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. Subject to the terms and conditions of the Indenture, the Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture at the Redemption Price, provided that the Securities are not redeemable prior to June 18, 2010.

         If redeemed at the option of the Company, the Securities will be redeemed at a price equal to 100% of the Principal Amount (the "Redemption Price"), plus accrued and unpaid interest.

   6.    Repurchase at the Option of the Holder on Specified Dates.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, the Securities held by such Holder on June 15, 2010, June 15, 2013 and June 15, 2018 at a Repurchase Price equal to 100% of the Principal Amount of such Securities on the applicable Repurchase Date plus accrued and unpaid interest, if any, to but not including the Repurchase Date, upon delivery of a Repurchase Notice containing the information set forth in the Indenture at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the third Business Day prior to such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

         The Repurchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof in accordance with the Indenture.

                                     A-1-6

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Securities in integral multiples of $1,000 Principal Amount held by such Holder no later than 30 Business Days after the occurrence of a Change in Control of the Company for a Change in Control Repurchase Price equal to 100% of the Principal Amount of such Securities plus accrued and unpaid cash interest, if any, to but not including the Change in Control Repurchase Date, which Change in Control Repurchase Price shall be paid in cash.

         A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture.

         Holders have the right to withdraw any Repurchase Notice or Change in Control Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Repurchase Price or Change in Control Repurchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Repurchase Date or the Change in Control Repurchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Repurchase Date or the Change in Control Repurchase Date, as the case may be, interest shall cease to accrue on such Securities (or portions thereof) on such Repurchase Date or Change in Control Repurchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price or Change in Control Repurchase Price, as the case may be, if any, upon surrender of such Security).

   7.    Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, interest shall cease to accrue on such Securities (or portions thereof) on such Redemption Date and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price upon surrender of such Security). Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

   8.    Conversion.

         Conversion Based on Common Stock Price. Subject to the provisions of this paragraph 8 and notwithstanding the fact that any other condition to conversion described below has not been satisfied, Holders may convert the Securities into Common Stock at any time during or after any fiscal quarter commencing after June 30, 2003 if the Closing Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such preceding fiscal quarter is greater than 120% of the Conversion Price on the

                                     A-1-7
last Trading Day of such preceding fiscal quarter. If the foregoing condition is satisfied, then the Securities will be convertible at any time at the option of the Holder, through their maturity.

         Conversion Based on Trading Price of Securities. Subject to the provisions of this paragraph 8 and the exceptions in the paragraph below and notwithstanding the fact that any other condition to conversion described herein has not been satisfied, Holders may convert the Securities into Common Stock during each of the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 Principal Amount of the Securities for each day of such five day period was less than 98% of the product of the Closing Sale Price on the applicable date and the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount of the Securities (the "Trading Price Condition"). Upon conversion, the Company has the right to deliver cash or a combination of cash and Common Stock.

         Notwithstanding the foregoing paragraph, if on the date of any conversion pursuant to the Trading Price Condition that is on or after June 15, 2018, the Closing Sale Price is greater than the Conversion Price, then Holders will receive, in lieu of Common Stock based on the Conversion Price, cash or Common Stock or a combination of cash and Common Stock, at our option, with a value equal to the Principal Amount of such Securities plus accrued and unpaid interest, as of the Conversion Date ("Principal Value Conversion"). The Company will notify Holders who surrender their Securities for conversion, if it is a Principal Value Conversion, by the second Trading Day following the date of conversion, whether the Company will pay them all or a portion of the Principal Amount of such Securities plus accrued and unpaid interest in cash, Common Stock or a combination of cash and Common Stock, and in what percentage. Any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the Conversion Price on the Conversion Date and the Applicable Stock Price as of the Conversion Date. The Company will pay such Holders any portion of the Principal Amount plus accrued and unpaid interest to be paid in cash and deliver Common Stock with respect to any portion of the Principal Amount plus accrued and unpaid interest to be paid in Common Stock no later than the third Business Day following the determination of the Applicable Stock Price.

         The "Applicable Stock Price" means, in respect of a date of determination, the average of the Closing Sales Price per share of Common Stock over the five Trading Day period starting on the third Trading Day following such date of determination.

         The "Trading Price" means, on any date, the average of the secondary market bid quotations for the Securities obtained by the Trustee for $10,000,000 Amount of Securities at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $10,000,000 Principal Amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 Principal Amount of Securities shall be deemed to be less than 98% of the product of (a) the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount of Securities and (b) the Closing Sale Price on such date.

                                     A-1-8

         The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a holder provides it with reasonable evidence that the Trading Price per $1,000 Principal Amount of Securities would be less than 98% of the product of the Closing Sale Price of Common Stock and the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount of Securities. If such evidence is provided, the Company shall instruct the Trustee (or other conversion agent) to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 Principal Amount of Securities is greater than 98% of the product of the Closing Sale Price and the number of shares issuable upon conversion of $1,000 Principal Amount of the Securities.

         Conversion upon Redemption. Subject to the provisions of this paragraph 8 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, a Holder may convert into Common Stock a Security or portion of a Security which has been called for redemption pursuant to paragraph 8 hereof, provided such Securities are surrendered for conversion prior to the close of business on the Business Day immediately preceding the Redemption Date.

         Conversion Upon Certain Distributions. Subject to the provisions of this paragraph 8 and notwithstanding the fact that any other condition to conversion described herein has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 10.06(c) of the Indenture, or a dividend or a distribution described in Section 10.06(d) of the Indenture where, the fair market value, per share, of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 12.5% of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange or other national or regional exchange or market on which the Common Stock is then listed or quoted, and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to such date on which ex-dividend trading commences or until the Company announces that such dividend or distribution will not take place.

         Conversion Upon Occurrence of Certain Corporate Transactions. Subject to the provisions of this paragraph 8 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 10.09 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its Security into Common Stock immediately prior to

                                     A-1-9
the transaction. If such transaction also constitutes a Change in Control, a Holder will be able to require the Company to repurchase all or a portion of such Holder's Securities pursuant to paragraph 10 and Section 3.14 of the Indenture. In addition, if such transaction constitutes a Change in Control, the Securities will cease to be convertible after the fifteenth day following the actual effective date of the transaction giving rise to such Change in Control.

         A Security in respect of which a Holder has delivered a Repurchase Notice or Change in Control Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Price is $20.00, subject to adjustment for certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock. The ability to surrender Securities for conversion will expire at the close of business on the Business Day preceding the Stated Maturity.

         Interest will not be paid on Securities that are converted; provided, however that, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be entitled to receive such interest payable on such Securities on the corresponding Interest Payment Date, and Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest with respect thereto that the registered Holder is to receive.

         Subject to the provisions of the Indenture relating to the requirements for convertibility of a Security, to exercise its conversion right, a Holder must (1) complete and manually sign the conversion notice (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar taxes, if required.

         A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, accrued but unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued but unpaid interest through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

                                     A-1-10

         The Conversion Price will be adjusted in certain circumstances as provided in the indenture.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

   9.    Conversion Arrangement on Call for Redemption.

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

   10.   Repurchase Right Upon a Change in Control.

         In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof, on the date that is 45 days after the date of the Company Notice at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus interest, if any, accrued and unpaid to the Change in Control Repurchase Date; provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Change in Control Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of
Section 3.14 of the Indenture.

         A notice will be given by or on behalf of the Company to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must deliver to the Trustee a written notice in the form attached to this Note.

   11.   Events of Default and Remedies.

         If an Event of Default with respect to the Securities shall occur and be continuing, the Principal Amount of all Securities may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

   12    Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees

                                     A-1-11
required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice or Change in Control Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

   13.   Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

   14.   Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

   15.   Amendments and Waivers.

         The Company and the Trustee may, subject to certain exceptions as provided in the Indenture, enter into an indenture or indentures supplemental to the Indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any other indenture supplemental thereto or to modify the rights of the Holders of Notes with the written consent of the Holders of not less than a majority of the aggregate principal amount of the Notes.

         The Indenture also contains provisions permitting the Holders of a majority in aggregate Principal Amount of the Notes on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

   16.   Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or their Affiliates with the same rights it would have if it were not Trustee.

                                     A-1-12

   17.   No Recourse Against Others.

         A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

   18.   Authentication.

         This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

   19.   Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

   20.   GOVERNING LAW.

         THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture that has in it the text of this Security in larger type. Requests may be made to:

                  Continental Airlines, Inc.
                  1600 Smith Street, HQS
                  Houston, Texas 77002
                  Attention: Chief Financial Officer

                                     A-1-13

             ASSIGNMENT FORM                         CONVERSION NOTICE

To assign this Security, fill in the       To convert this Security into Common
form below:                                Stock of the Company, check the box:

I or we assign and transfer this
Security to
____________________________________       To convert only part of this
____________________________________       Security, state the Principal Amount
                                           to be converted (which must be $1,000
                                           or an integral multiple of $1,000):

(Insert assignee's soc. sec. or tax
ID no.)                                    $___________________________________

____________________________________       If you want the stock certificate
____________________________________       made out in another person's name,
____________________________________       fill in the form below:

(Print or type assignee's name, address    ___________________________________
and zip code)                             (Insert other person's soc. sec. or
and irrevocably appoint                    tax ID no.)
                                           _____________________________________
                                           _____________________________________
                                           _____________________________________
_____________________ agent to transfer    _____________________________________
this Security on the books of the          (Print or type other person's name,
Company. The agent may substitute          address and zip code)
another to act for him.

_______________________________________

                                     A-1-14

_______________________________________

Date: _____________________ Your Signature:_____________________________________

________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)

                                     A-1-15

                              SCHEDULE OF EXCHANGES

                  The following exchanges, redemptions, repurchases or conversions of a part of this Global Security for Certificated Securities have been made:

                                                                      Principal Amount of this   Signature of
                      Amount of decrease in   Amount of increase in        Global Security        authorized
                       Principal Amount of'    Principal Amount of    Following such decrease    signatory of
Date of Transaction    this Global Security    this Global Security        (or increase)            Trustee
-------------------   ---------------------   ---------------------   ------------------------   ------------

                                     A-1-16

                                   EXHIBIT A-2

                         [FORM OF CERTIFICATED SECURITY]

         [INCLUDE IF SECURITY IS A CERTIFICATED SECURITY TO BE HELD BY AN INSTITUTIONAL ACCREDITED INVESTOR--IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOLLOWING RESTRICTIONS.]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT;
(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

                                     A-2-1

         THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                     A-2-2

                           CONTINENTAL AIRLINES, INC.
                          5% Convertible Note due 2023

No. A-2                                                       CUSIP: 210795 PH 7
Issue Date: June 10, 2003                         principal amount: $___________
Issue Price: $1,000.00
(for each $1,000
Principal Amount)

         CONTINENTAL AIRLINES, INC., a Delaware corporation, for value received, hereby promises to pay to ________________or its registered assigns, on June 15, 2023, the principal sum of _______________________ DOLLARS ($________).

         Interest Payment Dates: June 15 and December 15, commencing December 15, 2003 Regular Record Dates: June 1 and December 1

         Additional provisions of this Security are set forth on the other side of this Security.

                                     A-2-3

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

                                           CONTINENTAL AIRLINES INC.

                                           By: _____________________________
                                               Name:
                                               Title:

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

BANK ONE, N.A.,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.

By:________________________
      Authorized Officer

Dated:

                                     A-2-4

       [FORM OF REVERSE SIDE OF CERTIFICATED SECURITY IS THE SAME AS THE
                    FORM OF REVERSE SIDE OF GLOBAL SECURITY]

                                     A-2-5

                                    EXHIBIT B

                              Transfer Certificate

         In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) (or any successor provision) under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned registered owner of this Security hereby certifies with respect to $____________ Principal Amount of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "Transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

         - The Transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

         - The Transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

         - The Transfer of the Surrendered Securities is to an institutional accredited investor, as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act; or

The Transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

The Transfer of the Surrendered Securities is pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act; or

The Transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

         -        The transferee is an Affiliate of the Company.

DATE: _____________                        _____________________________________
                                                        Signature(s)

            (If the registered owner is a corporation, partnership or
             fiduciary, the title of the Person signing on behalf of
                     such registered owner must be stated.)

                                      B-1